EXHIBIT 16.1

Certified Public Accountants (a professional corporation) 50 West Broadway, Suite 600 Salt Lake City, UT 84101 (801) 532-7800 Fax (801) 328-4461

December 10, 2018

Securities and Exchange Commission

100 F. Street N.W.

Washington, DC 20549 – 7561

Re: The American Energy Group, Ltd.

Commission File No. 0-26402

Ladies and Gentlemen:

We have received a copy of, and are in agreement with, the statements being made by American Energy Group Ltd. In Item 4.01 of its Form 8-K dated December 10, 2018, captioned “Changes in Registrant’s Certifying Accountant.”

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Sincerely,

Haynie & Company

An Association of Independent Accounting Firms	1785 West Printers Row Salt Lake City, Utah 84119 (801) 972-4800	5974 South Fashion Pointe Dr., Suite 120 South Ogden, Utah 84403 (801) 479-4800	1221 West Mineral Avenue, Suite 202 Littleton, Colorado 80120-4544 (303) 734-4800	873 North Cleveland Avenue Loveland, Colorado 80537 (303) 577-4800	2702 N Loop 1604 East, Suite 202 San Antonio, Texas 78232 (210) 979-0055